As filed with the Securities and Exchange Commission on December 18, 2020

Registration No. 333-[__]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BARNWELL INDUSTRIES, INC.
(Exact name of issuer as specified in its charter)

Delaware	72-0496921
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1100 Alakea Street, Suite 2900 Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

BARNWELL INDUSTRIES, INC.
2018 EQUITY INCENTIVE PLAN
(Full title of the plan)

Russell M. Gifford
Executive Vice President and Chief Financial Officer
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
(Name and address of agent for service)

(808) 531-8400
(Telephone number, including area code, of agent for service)

Copies to:

Christopher Doyle, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Telephone: (212) 806-5641

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.50 per share	800,000	$1.4100	$1,128,000	$123.06

(1) This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) shares of common stock, $0.50 par value per share (“Common Stock”), of Barnwell Industries, Inc. (the “Company” or “Registrant”) authorized for issuance under the Barnwell Industries, Inc. 2018 Equity Incentive Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction.

(2) The price per share, which is estimated using the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange American on December 15, 2020, which date is within five business days prior to filing this Registration Statement, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
The documents containing the information required by this Item 1 will be sent or given to each participant (the “Recipient”) as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents and information are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.
A written statement will be provided to each Recipient advising them of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act, in each case, without charge and upon written or oral request by contacting:

1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
Attention: Investor Relations
(808) 531-8400

INFORMATION REQUIRED BY PART I TO BE CONTAINED IN SECTION 10(a) PROSPECTUS IS OMITTED FROM THIS REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT, AND NOTE TO PART I OF THIS REGISTRATION STATEMENT.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
As allowed by the Commission, the Registrant hereby incorporates by reference into this Registration Statement the documents listed below.  In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the Commission on December 16, 2020.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report referred to in (a) above.

(c)
The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-C, effective August 3, 1965, including any amendments or reports filed for the purposes of updating that description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interest of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
The Company’s Certificate of Incorporation provides that the Company will indemnify each director of the Company in accordance with Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”), as amended from time to time.
The Company’s Amended and Restated By-Laws provide for the indemnification of the officers and directors of the Company to the full extent permitted by applicable law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Section 145 of the Delaware Law empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred in connection therewith.
In addition, in accordance with Section 102 of the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director’s liability to the Company or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemption, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of the directors to the Company or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.
The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.	Exemption From Registration Claimed.
Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company’s Form S-8 dated November 8, 1991)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K, dated January 10, 2020, filed with the Commission on January 14, 2020)

4.1
Form of the Company’s certificate of common stock, par value $0.50 per share (incorporated by reference to the registration statement on Form S-1 originally filed by the Company January 29, 1957, as amended February 15, 1957 and February 19, 1957)

5.1	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities being registered

23.1	Consent of Weaver and Tidwell, L.L.P.

23.2	Consent of KPMG LLP

23.3	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages of this Registration Statement)

99.1	2018 Equity Incentive Plan (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A, filed by the Company on January 18, 2018)

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on November 6, 2020.

BARNWELL INDUSTRIES, INC. (registrant)

By:	/s/ Russell M. Gifford
Russell M. Gifford
Chief Financial Officer, Executive Vice President, Treasurer and Secretary

POWER OF ATTORNEY
EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Alexander C. Kinzler and Russell M. Gifford and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Barnwell Industries, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title(s)	Date

/s/ Alexander C. Kinzler	President, Chief Executive Officer,	November 6, 2020
ALEXANDER C. KINZLER	General Counsel and Director

/s/ Russell M. Gifford	Chief Financial Officer,	November 6, 2020
RUSSELL M. GIFFORD	Executive Vice President, Treasurer and Secretary

/s/ Kenneth S. Grossman	Director, Chairman of the Board	November 6, 2020
KENNETH S. GROSSMAN

/s/ Robert J. Inglima, Jr.	Director	November 5, 2020
ROBERT J. INGLIMA, JR.

/s/ Peter J. O’Malley	Director	November 6, 2020
PETER J. O’MALLEY

/s/ Bradley M. Tirpak	Director	November 6, 2020
BRADLEY M. TIRPAK

/s/ Philip J. McPherson	Director	November 6, 2020
PHILIP J. MCPHERSON

/s/ Douglas N. Woodrum	Director	November 6, 2020
DOUGLAS N. WOODRUM

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company’s Form S-8 dated November 8, 1991)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K, dated January 10, 2020, filed with the Commission on January 14, 2020)

4.1
Form of the Company’s certificate of common stock, par value $0.50 per share (incorporated by reference to the registration statement on Form S-1 originally filed by the Company January 29, 1957, as amended February 15, 1957 and February 19, 1957)

5.1	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities being registered

23.1	Consent of Weaver and Tidwell, L.L.P.

23.2	Consent of KPMG LLP

23.3	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages of this Registration Statement)

99.1	2018 Equity Incentive Plan (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A, filed by the Company on January 18, 2018)